                                                                   EXHIBIT 10(l)

                            STOCK PURCHASE AGREEMENT

                          Dated as of October 24, 1997

                                  by and among

                             UNITED RENTALS, INC.,
                          a Delaware corporation, and

                              THE SHAREHOLDERS OF
                              BRONCO HI-LIFT INC.

                               TABLE OF CONTENTS
                               -----------------
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SECTION 1.        Certain Definitions............................................    1
                  -------------------

SECTION 2.        Transfer of Shares and Payment of Purchase Price...............    6
                  ------------------------------------------------
             2.1  Transfer of Shares.............................................    6
                  ------------------
             2.2  Amount of Purchase Price.......................................    6
                  ------------------------
             2.3  Payment of Purchase Price......................................    6
                  -------------------------
             2.4  Purchase Price Adjustment......................................    6
                  -------------------------
SECTION 3.        Representations and Warranties of the Shareholders.............   10
                  --------------------------------------------------
             3.1  Organization and Authorization.................................   10
                  ------------------------------
             3.2  Articles of Incorporation; By-Laws; Minute Books...............   10
                  ------------------------------------------------
             3.3  No Consent; No Conflict........................................   11
                  -----------------------
             3.4  Authorized Capitalization......................................   11
                  -------------------------
             3.5  Subsidiaries; Investments; Affiliate Notes.....................   12
                  ------------------------------------------
             3.6  Financial Statements...........................................   12
                  --------------------
             3.7  Records and Books of Account...................................   13
                  ----------------------------
             3.8  Liabilities....................................................   13
                  -----------
             3.9  Title to Assets; Liens and Encumbrances........................   13
                  ---------------------------------------
            3.10  Tangible Assets................................................   14
                  ---------------
            3.11  Facilities.....................................................   15
                  ----------
            3.12  Leased Assets..................................................   15
                  -------------
            3.13  Trademarks, Service Marks, Trade Names, Patents and Copyrights.   16
                  --------------------------------------------------------------
            3.14  Contracts; Customers...........................................   16
                  --------------------
            3.15  Labor Relations; Employees.....................................   17
                  --------------------------
            3.16  Legal Proceedings..............................................   18
                  -----------------
            3.17  Orders, Decrees, Etc...........................................   18
                  --------------------
            3.18  Compliance With Law; Permits and Licenses......................   19
                  -----------------------------------------
            3.19  Changes Since December 31, 1996................................   21
                  -------------------------------
            3.20  No Material Adverse Change.....................................   22
                  --------------------------
            3.21  Capital Projects and Expenditures..............................   22
                  ---------------------------------
            3.22  Employee Benefits..............................................   23
                  -----------------
            3.23  Governmental Approvals.........................................   25
                  ----------------------
            3.24  Tax Matters....................................................   26
                  -----------
            3.25  Insurance Coverage.............................................   27
                  ------------------
            3.26  Preservation of Property.......................................   28
                  ------------------------
            3.27  Accounts Receivable............................................   28
                  -------------------
            3.28  Representations and Warranties.................................   28
                  ------------------------------
SECTION 4.        Representations and Warranties of Buyer........................   29
                  ---------------------------------------


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             4.1  Good Standing..................................................   29
                  -------------
             4.2  Authorization..................................................   29
                  -------------
             4.3  Representations and Warranties.................................   29
                  ------------------------------
             4.4  Governmental Approvals.........................................   29
                  ----------------------

SECTION 5.        Conditions of Buyer's Obligations to Close.....................   30
                  ------------------------------------------
             5.1  Agreements and Conditions......................................   30
                  -------------------------
             5.2  Representations and Warranties.................................   30
                  ------------------------------
             5.3  No Legal Proceeding............................................   30
                  -------------------
             5.4  Deliveries.....................................................   30
                  ----------
             5.5  Legal Opinion..................................................   31
                  -------------

SECTION 6.        Conditions of the Shareholders' Obligation to Close............   31
                  ---------------------------------------------------
             6.1  Agreements and Conditions......................................   31
                  -------------------------
             6.2  Representations and Warranties.................................   31
                  ------------------------------
             6.3  Deliveries.....................................................   31
                  ----------
             6.4  No Legal Proceeding............................................   31
                  -------------------
             6.5  Legal Opinion..................................................   32
                  -------------

SECTION 7.        Deliveries of the Shareholders on the Closing Date.............   32
                  --------------------------------------------------
             7.1  Stock Certificates.............................................   32
                  ------------------
             7.2  Corporate Records..............................................   32
                  -----------------
             7.3  Resignations...................................................   32
                  ------------
             7.4  Consents.......................................................   32
                  --------
             7.5  Possession of Assets...........................................   32
                  --------------------
             7.6  Pay Off Letters................................................   32
                  ---------------
             7.7  Lease Agreement................................................   32
                  ---------------
             7.8  Legal Opinion..................................................   33
                  -------------
             7.9  Employment and Consulting Agreements...........................   33
                  ------------------------------------
            7.10  Release from Broker............................................   33
                  -------------------
            7.11  Termination of Shareholders' Agreement.........................   33
                  --------------------------------------

SECTION 8.        Deliveries of Buyer on the Closing Date........................   33
                  ---------------------------------------

SECTION 9.        Additional Covenants...........................................   33
                  --------------------
             9.1  Cooperation of Buyer and the Shareholders......................   33
                  -----------------------------------------
             9.2  Further Assurances of the Shareholders and Buyer...............   35
                  ------------------------------------------------
             9.3  Non-Competition Covenant.......................................   36
                  ------------------------
             9.4  No Disparagement...............................................   37
                  ----------------


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             9.5  Code Section 338(h)(10) Election...............................   37
                  --------------------------------
SECTION 10.       Indemnification................................................   38
                  ---------------
            10.1  Indemnification by the Shareholders............................   38
                  -----------------------------------
            10.2  Indemnification by Buyer.......................................   39
                  ------------------------
            10.3  Procedures for Third Party Indemnification.....................   39
                  ------------------------------------------
            10.4  Right of Set Off...............................................   40
                  ----------------

SECTION 11.       Survival of Representations; Effect of Certificates............   41
                  ---------------------------------------------------

SECTION 12.       Brokerage Indemnity............................................   41
                  -------------------

SECTION 13.       Notices........................................................   41
                  -------

SECTION 14.       Termination....................................................   43
                  -----------

SECTION 15.       Miscellaneous..................................................   44
                  -------------
            15.1  Entire Agreement...............................................   44
                  ----------------
            15.2  Taxes..........................................................   45
                  -----
            15.3  Governing Law..................................................   45
                  -------------
            15.4  Arbitration....................................................   45
                  -----------
            15.5  Representation by Counsel......................................   45
                  -------------------------
            15.6  Benefit of Parties; Assignment.................................   46
                  ------------------------------
            15.7  Pronouns.......................................................   46
                  --------
            15.8  Headings.......................................................   47
                  --------
            15.9  Expenses.......................................................   47
                  --------
           15.10  Counterparts...................................................   47
                  ------------

                            STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT, dated as of October 24, 1997 (this "Agreement"), is by and among UNITED RENTALS, INC., a Delaware corporation ("Buyer"), and the persons whose names are listed on the signature page of this Agreement (the "Shareholders").

                                   RECITALS:
                                   --------

     A. The Shareholders own, of record and beneficially, all of the issued and outstanding capital stock of Bronco Hi-Lift Inc., a Colorado corporation ("Bronco"), which is engaged in the business of renting and selling equipment in the state of Colorado.

     B. Buyer desires to purchase from the Shareholders, and the Shareholders desire to sell to Buyer, on the terms and conditions set forth herein, all of the issued and outstanding capital stock of Bronco.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration set forth herein, the parties hereto agree as follows:

     SECTION 1.  Certain Definitions.  For purposes of this Agreement, the
                 -------------------
following terms shall have the respective meanings set forth below:

     "Actions" mean any claims, actions, suits, proceedings and investigations, whether at law or in equity, before any court, arbitrator, arbitration panel or Governmental Authority.

     "Affiliate" of a party means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such party.

     "Balance Sheet" has the meaning specified in Section 3.6 below.

     "Balance Sheet Date" means June 30, 1997.

     "Business" means Bronco's equipment rental and sales business.

     "Closing" means the closing of the transactions contemplated hereby, which shall take place at the office of Holme Roberts & Owen LLP, Denver, Colorado, on the Closing Date commencing at 11:00 A.M., or at such other time or place as the parties may agree upon in writing, and shall be effective as of the close of business on the Closing Date.

     "Closing Date" means October 24, 1997, or such other date as the parties may agree upon in writing.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

     "Contracts" mean all contracts, agreements, indentures, licenses, leases, commitments, plans, arrangements, sales orders and purchase orders of every kind, whether written or oral.

     "Damages" mean losses, liabilities, obligations, penalties, costs, damages, claims and expenses (including reasonable costs of investigation and attorneys' fees and disbursements).

     "Equipment" means all of the furniture, fixtures, furnishings, machinery, automobiles, trucks, tools, equipment and other tangible personal property (excluding Inventory) owned by Bronco and used in connection with the Business, including all items held for rental in the Business.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" means Bronco and each corporation, partnership or other trade or business, whether or not incorporated, which is or has been treated as a single employer or controlled group member with Bronco pursuant to Code
Section 414 or ERISA Section 4001.

     "Environmental Law" has the meaning given in Section 3.18(c).

     "Facilities" shall mean the rental yards, stores, offices, maintenance and storage facilities, shops, warehouses, improvements, other structures, and all real property and related facilities which are owned or leased by Bronco.

     "Financial Statements" means those financial statements of Bronco referred to in Section 3.6.

     "GAAP" means generally accepted United States accounting principles.

     "Governmental Authority" means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, Federal, state, provincial or local.

     "Inventory" means all of Bronco's new repair or replacement parts, supplies and packaging items and similar items with respect to the Business, in each case wherever the same may be located.

     "Laws" mean laws, rules, regulations, codes, orders, ordinances, judgments, injunctions, decrees and policies.

     "Liabilities" mean debts (including interest thereon and any prepayment penalties applicable thereto), liabilities, claims, obligations, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown, matured or unmatured, or of any other nature.

     "Lien" means any security interest, lien, mortgage, claim, charge, pledge, restriction, equitable interest or encumbrance of any nature.

     "Material" with respect to Bronco means an event, change or effect substantially related to the condition (financial or otherwise), operations or prospects of the Business of Bronco as currently conducted.

     "Material Adverse Effect" means an event, change or effect that substantially and adversely affects the condition (financial or otherwise), operations or prospects of the Business of Bronco, as currently conducted.

     "Net Current Position" means with respect to Bronco the difference between the current assets (including Inventory and the amount of all RPT payments held by Bronco and all accrued but unbilled revenues) and current liabilities (excluding the current portion of long-term debt and RPTs) of Bronco on the Closing Date. For purposes of calculating the Net Current Position, accounts receivable of Bronco that are less than 90 days old on the Closing Date shall be valued at 100% of their full value. No value shall be assigned to accounts receivable more than 89 days old, and such receivables shall be assigned to the Shareholders at their request.

     "Permits and Licenses" mean those municipal, state and federal consents, orders, filings, franchisees, permits, licenses, agreements, waivers and authorizations used in Bronco's Business, including those listed on Schedule 3.18.

     "Person" means any natural person, corporation, trust, business trust, joint venture, association, company, firm, partnership, limited liability company or other entity or Governmental Authority.

     "Plan" has the meaning given in Section 3.22.

     "Proportionate Share" with respect to Bronco means, for each Shareholder, that Shareholder's percentage interest in the capital stock of Bronco, determined by dividing the number of shares of capital stock of Bronco held by that Shareholder by the number of Shares of Bronco.

     "Proprietary Right" means any trade name, trademark, trade secret, know-how, service mark, patent or copyright and any application for any of the foregoing.

     "Returns" mean all returns, declarations, reports, forms, estimates, information returns and statements required to be filed with or supplied to any Governmental Authority in connection with any Taxes.

     "RPT" means rental purchase transaction.

     "Shares" mean all of the issued and outstanding shares of common stock of Bronco.

     "Taxes" mean all taxes, charges, fees, levies, customs, duties or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, transfer, license, payroll and franchise taxes imposed by any Governmental Authority and shall include any interest, penalties or additions to tax attributable to any of the foregoing.

      As used in this Agreement, the terms "to the knowledge," "known to," and other phrases of like substance are to be broadly construed (i) to include the knowledge of the Shareholders, and (ii) to represent that the Shareholders have caused a thorough inquiry and investigation to be made into the matter represented to be true.

     SECTION 2. Transfer of Shares and Payment of Purchase Price.
                ------------------------------------------------

     2.1  Transfer of Shares.  Based upon and subject to the terms, agreements,
          ------------------
warranties, representations and conditions of this Agreement, the Shareholders hereby agree to sell, convey, transfer, assign and deliver to Buyer on the Closing Date, and Buyer hereby agrees to buy and accept on the Closing date, all of the Shares of Bronco held by the Shareholders.

      2.2 Amount of Purchase Price.  The total consideration (the "Purchase
          ------------------------
Price") to be paid by Buyer for the Shares shall be (a) $10,000,000 (plus or minus any Purchase Price adjustment as provided in paragraph 2.4), plus (b) an amount determined under the provisions of Section 9.5 (which shall be paid as set forth in that section).

      2.3 Payment of Purchase Price.  On the Closing Date, Buyer shall pay to
          -------------------------
the Shareholders in accordance with their Proportionate Share, the Purchase Price described in Section 2.2(a) less five percent of such amount (which shall be held back subject to the provisions of Section 2.4) by means of a wire transfer of immediately available funds to the account number and depository previously designated by each Shareholder (or otherwise as directed by each Shareholder).

     2.4  Purchase Price Adjustment.  The Purchase Price described in Section
          -------------------------
2.2 shall be adjusted as follows:

          (a) Long-Term Debt.  The amount shall be reduced by the amount of the
              --------------
long-term debt (including the current portion and any prepayment penalties applicable thereto) of

Bronco on the Closing Date. For purposes of calculating the long-term debt of Bronco, the amount of the RPT payments held by Bronco shall be excluded from long-term debt;

          (b) Purchases and Sales.  The Purchase Price shall be increased by the
              -------------------
purchase price of Equipment and other fixed assets acquired by Bronco after June 30, 1997, and reduced by the net book value of Equipment and other fixed assets of Bronco sold after June 30, 1997. Schedule 2.4(b) sets out the Equipment purchased and sold after June 30, 1997 and the purchase price and net book value, respectively, of each.

          (c) Net Current Position.  The amount shall be increased or decreased
              --------------------
as follows.

     Schedule 2.4(c) hereto sets out the projected Net Current Position of Bronco at the Closing Date (the "Projected Net Current Position"), which the Shareholders represent has been prepared on a basis consistent with the Balance Sheet referred to in Section 3.6, other than as specifically set forth in this Agreement. The consideration to be paid to the Shareholders set out in Section
2.2 shall be increased by the amount shown as a positive balance on Schedule 2.4, or decreased by the amount shown as a negative balance on that schedule. Promptly following the Closing Date (but in any event no later than 60 days after the Closing Date) Bronco shall prepare a schedule showing the actual Net Current Position of Bronco at the Closing Date (the "Closing Net Current
Position").   If the Shareholders agree in writing with the Closing Net Current
Position, it shall be accepted as final, binding and conclusive on the parties hereto. If a notice of objection to the Closing Net Current Position is given by the Shareholders within 30 days after its receipt specifying any objections they may have (an "Objection Notice"), the Shareholders and

Buyer shall attempt to reconcile such items as are in dispute. If the Shareholders and Buyer are unable to reconcile all such items within 30 days after the date on which the Objection Notice is given, then such items as remain in dispute shall be determined in accordance with the principles set forth in this Section 2.4 by a representative of a firm of independent public accountants designated by a representative of the Shareholders and a representative of Buyer. The determination of the items in dispute shall be final, binding and conclusive on the parties hereto. The fees and expenses of the designated accounting firm mentioned above shall be shared equally by the Shareholders and the Buyer. In the event that the Closing Net Current Position is greater than the Projected Net Current Position, the Buyer shall pay to the Shareholders the amount of such excess in accordance with their Proportionate Share. In the event that the Closing Net Current Position is less than the Projected Net Current Position, the amount of such shortfall shall be deducted from the amount withheld from the Purchase Price at Closing or, if such amount is insufficient, the Shareholders shall pay to the Buyer the amount of such shortfall (or the Buyer may offset amounts owed the Shareholders as provided in Section 10.4), all in accordance with the Shareholders' Proportionate Share.

          (d) Equipment Adjustment.  Schedule 3.10(a) sets forth the asset
              --------------------
description, make, model, original cost and net book value of all Equipment that, on the Closing Date, will be fully operable and available for transfer to Buyer. (The market value of each item of Equipment is referred to herein as the "Agreed Value.") On or prior to 45 days following the Closing Date, personnel of Buyer and Seller jointly shall complete a physical inventory of each item of Equipment comprising such schedule, including by visiting locations as necessary to inspect such

Equipment. The Purchase Price shall be reduced, within 90 calendar days after the Closing, for each item of Equipment contained in such schedule that is missing or otherwise not available for rental by Bronco, provided that such reduction shall apply only to the extent that the missing, or unavailable Equipment exceeds in the aggregate $10,000 in market value. The reduction in the Purchase Price shall be calculated by the aggregate Agreed Value of all missing, or unavailable Equipment. The Agreed Value of such Equipment shall be established by personnel of Buyer and Seller or, if they disagree, by another independent third party mutually acceptable to both parties or by arbitration as provided in Section 15.4. The result of the foregoing calculation shall be subtracted from the Purchase Price. In the event of a Purchase Price reduction as contemplated hereby, Buyer shall be entitled to retain a portion of the amount held back under Section 2.3 equal to such reduction. Any disputes regarding the foregoing not resolved by the 90th day following the Closing Date will be separately listed and settled as soon as expeditiously practicable thereafter by the parties or by another independent third party mutually acceptable to both paries, or by arbitration as provided in Section 15.4.

          (e) Seller's Accounts Receivable Adjustment.  The Purchase Price shall
              ---------------------------------------
be decreased within 90 days after the Closing, on a dollar-for-dollar basis, by the face amount of any accounts receivable less than 90 days old on the Closing Date that Buyer is unable to collect within 90 days after the Closing, and such accounts receivable shall be distributed to the Shareholders, at their request.

          (f)  Timing.  Purchase price adjustments under this Section 2.4 shall
               ------
be completed within 90 days after the Closing Date, and the amount held back under Section 2.3, reduced by amounts described in paragraphs (a) through (e), or subject to disputes under such paragraphs, or the subject of indemnification claims under Section 10 hereof, shall be released to the Shareholders in accordance with their Proportionate Share. Notwithstanding the foregoing, Buyer shall not be limited to the held back amount as its sole remedy in the event that any Purchase Price adjustment or indemnification exceeds the held back amount. In such event, Buyer shall have the right to collect promptly from Shareholders, in cash, the amount of such excess.

      SECTION 3.  Representations and Warranties of the Shareholders.  The
                  --------------------------------------------------
Shareholders hereby jointly and severally warrant and represent to and agree with Buyer as follows:

      3.1 Organization and Authorization.  Bronco is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of Colorado, has full power and authority to own, lease and operate its properties and assets and to conduct its Business as now being conducted. Bronco owns, leases and operates properties, and conducts business only in the State of Colorado. Bronco is qualified or licensed to do business only in the State of Colorado. This Agreement has been, and the other agreements, documents required to be delivered by the Shareholders in accordance with the provisions hereof will be, duly executed and delivered on behalf of the Shareholders and constitute the valid and binding obligation of the Shareholders, enforceable against them in accordance with their respective terms.

     3.2  Articles of Incorporation; By-Laws; Minute Books.  True and complete
          ------------------------------------------------
copies of the Articles of Incorporation and By-Laws, as amended, to and including the date hereof, of Bronco have been delivered to Buyer. The minute books, stock books and stock transfer records of Bronco, true and complete copies of which have been made available to Buyer, contain true and complete minutes and records of all issuances and transfers of Shares of Bronco and of all minutes and records of all meetings, consents, proceedings and other actions of the Shareholders, board of directors and committees of the board of directors of Bronco since the date of its incorporation.

      3.3 No Consent; No Conflict..  Except as provided on Schedule 3.3, no
          ------------------------
consent of any lender, trustee or other Person is required for Bronco or the Shareholders to enter into and deliver this Agreement or to consummate the transactions contemplated hereby, nor does any Contract, mortgage or other instrument to which Bronco or any of the Shareholders is a party or by which Bronco or any of the Shareholders is bound or affecting any of its or his properties conflicts with or restricts the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.4  Authorized Capitalization.  The authorized capital stock of Bronco
          -------------------------
consists solely of 100,000 shares of common stock, with $.01 par value, of which 10,000 shares are issued and outstanding. All Shares of Bronco are validly issued and outstanding, fully paid and nonassessable, and are owned beneficially and of record by the Shareholders and are not subject to any Lien or any restriction on their transfer. There are no outstanding warrants, options or rights (preemptive or otherwise) or other securities, plans or agreements that give the holder or any other Person the right to purchase or otherwise acquire (whether from Bronco, the Shareholders, or an Affiliate of Bronco or the Shareholders) any Shares of Bronco or any securities convertible into, or exchangeable or exercisable for, Shares or under which any such warrant, option, right or security may be issued in the future.

     3.5  Subsidiaries; Investments; Affiliate Notes.  Bronco has no directly or
          ------------------------------------------
indirectly owned subsidiaries and, except as set forth on Schedule 3.5 hereto, has made no advances to or investments in, and does not own any securities of or other interests in, any Person. Schedule 3.5 contains a list of all notes held by Bronco issued by the Shareholders or any Affiliate of the Shareholders.

     3.6  Financial Statements.  Annexed hereto as Schedule 3.6 are (a)
          --------------------
unaudited financial statements of Bronco for the six-month period ended June 30, 1997, including the balance sheet of Bronco as of the Balance Sheet Date (the "Balance Sheet") and (b) reviewed financial statements of Bronco as of and for the fiscal years ended December 31, 1996, 1995 and 1994. The financial statements referred to in the preceding sentence are referred to collectively as the "Financial Statements." The Financial Statements in each case have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and fairly present the financial condition, results of operations and cash flows of Bronco as of, or for the period ended on, their respective dates (subject in the case of interim financial statements to normal year-end adjustments), except as otherwise noted on Schedule 3.6. Since the Balance Sheet Date, Bronco has conducted its Business in a consistent manner without change of policy or procedure including, without limitation, its practices in connection with the treatment of revenue recognition, capitalization policies, reserves and expenses.

     3.7  Records and Books of Account.  Since January 1, 1996, the records and
          ----------------------------
books of account of Bronco have been regularly kept and maintained in conformity with GAAP consistently applied.

     3.8  Liabilities.  On the Balance Sheet Date, there were no Liabilities of
          -----------
Bronco that would have been required by GAAP to be included on the balance sheet of Bronco as of such date other than those Liabilities (including, without limitation, product liabilities) disclosed or provided for on the Balance Sheet or those described in Schedule 3.8. To the knowledge of the Shareholders, there are no other Liabilities of Bronco except (i) those incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice and not in violation of or in conflict with any of the terms, agreements, warranties, representations and conditions of the Shareholders contained in this Agreement, (ii) those set forth in Schedule 3.8 hereto and (iii) those which would not, individually or in the aggregate, have a Material Adverse Effect on Bronco.

     3.9  Title to Assets; Liens and Encumbrances.  Bronco is the owner of, and
          ---------------------------------------
has good and marketable title to, or a valid leasehold interest in, or has the legally enforceable right to use in its Business, all of the assets, properties and rights currently used in the operation of the Business of Bronco, free and clear of all Liens except for the Liens, if any, set forth on the Balance Sheet or on Schedule 3.9 hereto. The assets, properties and rights referred to in the preceding sentence include, without limitation, all assets, properties, rights and Business of Bronco shown or reflected on the Balance Sheet or acquired by Bronco since the Balance Sheet Date. Bronco owns or has the legally enforceable right to use in its Business all of the assets used by it in the operation and conduct of its Business, or required by it for the normal conduct of its Business.

     3.10 Tangible Assets.  Schedule 3.10(a) contains a list of all of the
          ---------------
Equipment owned, leased or otherwise held by Bronco and used in the Business, including its description, make, model, original cost and net book value.
Schedule 3.10(b) contains a list of all of the Inventory owned, leased or otherwise held by Bronco and used in the Business. Schedule 3.10(c) contains a list of all other tangible assets of Bronco. All of the Inventory is located at the Facilities or on Bronco's Equipment. The values at which the Equipment and Inventory are shown on the Balance Sheet have been determined in accordance with GAAP consistently applied throughout the periods covered by the Financial Statements, with adequate provisions or adjustments for excess Inventory, slow-
moving Inventory and Inventory obsolescence and shrinkage.    All tangible
(other than real property) assets listed on Schedule 3.10(a), (b), or (c) are either owned by Bronco or leased under an agreement reflected on Schedule 3.11. All Equipment, Inventory and other tangible assets that are listed on Schedule
3.10 (a), (b) or (c) are fit for the purpose for which it was procured and are usable in the ordinary course of business, in good working order and condition, normal wear and tear excepted, and are in conformity with all applicable Laws. With respect to each piece of Equipment, all normal maintenance has been performed in the ordinary course of business of Bronco. Schedule 3.11 contains a list of certain assets not owned by Bronco that are the property of the Shareholders or employees of Bronco.

    3.11  Facilities.
          ----------
          (a) Each parcel of real property owned or leased by Bronco, including the legal description and address thereof, is listed on Schedule 3.11(a), and copies of all deeds, purchase documents, mortgages, other encumbrances and title insurance policies or lawyer's title opinions relating to such parcels have been provided to Buyer. Bronco or its lessor, has good and marketable title to the real property, and such real property is subject only to normal easements and restrictions that do not interfere with Bronco's current use and intended future use of the real estate. Schedule 3.11 contains a list of certain assets not owned by Bronco that is the property of the Shareholders or employees of Bronco.

          (b) Except for the lease of the Facility described on Schedule 3.11, Bronco does not lease any real property. Bronco enjoys peaceful and undisturbed possession of the leased premises.

          (c) The Facilities and the improvements thereon, including without limitation all Equipment (including all fixtures) and other tangible assets owned, leased or used by Bronco at the Facilities are insured to the extent and manner customary in the industry, are sufficient for the operation of the Business as presently conducted and are in conformity, in all Material respects, with all applicable Laws. None of the improvements is subject to any commitment or other arrangement for their sale or use by any Affiliate of Bronco or third parties.

      3.12          Leased Assets.  Bronco has no leased assets.
                    -------------

     3.13  Trademarks, Service Marks, Trade Names, Patents and Copyrights.
           --------------------------------------------------------------
Schedule 3.13 hereto sets forth a true and complete list of all Proprietary Rights used by Bronco in the conduct of its Business. Each such Proprietary Right is owned or licensed by Bronco and is not subject to any royalty arrangement or dispute. To the knowledge of the Shareholders, no other Proprietary Rights are used in Bronco's Business as now conducted. No claim has been asserted or, to the knowledge of the Shareholders, threatened, by any Person with respect to the ownership, validity, license or use of, or any infringement resulting from, any of the Proprietary Rights used by Bronco.

      3.14  Contracts; Customers.  Schedule 3.14(a) contains a list of all
            --------------------
dealership, agency, franchise, license, sales or commission contracts to which Bronco is a party or by which it is bound. Schedule 3.14(b) contains a list of all other Contracts not made in the ordinary course of business of Bronco, and other Contracts involving expenditures or Liability, actual or potential, in excess of $5,000 or otherwise Material to Bronco to which Bronco is a party or by which it is bound. Schedules 3.14(a) and (b) hereto contain a true and complete description of the terms and conditions of each Contract on each such schedule to which Bronco is a party or to which it is subject or by which it is bound that is not in writing.

     A true and complete copy of all Contracts listed on Schedules 3.14(a) and
(b) has heretofore been provided to Buyer by Bronco. Except as set forth on Schedules 3.14(a) and (b), no Contract to which Bronco is a party or to which it is subject or by which it is bound conflicts with, would be terminated by, would be breached as a result of, would be materially modified or changed by, or requires the consent of any other Person by reason of, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than such Contracts the loss of which, individually or in the aggregate, would not have a Material Adverse Effect on Bronco, or the loss of which would involve a loss of less than $5,000 ("Immaterial Contracts"). Each of the Contracts to which Bronco is a party or to which it is subject or by which it is bound (including, without limitation, those set forth on Schedules 3.14(a) and (b) hereto) is a valid and existing Contract of all of the parties thereto in full force and effect without modification, other than Immaterial Contracts. Bronco has performed all obligations required to be performed by it and is not in default under any Contract, instrument or other document to which it is a party or to which it is subject or by which it is bound, and no event has occurred thereunder which, with or without the lapse of time or the giving of notice, or both, would constitute a default by it thereunder, other than Immaterial Contracts.

     Schedule 3.14(c) is a list of the 20 customers of Bronco who have incurred the largest charges with Bronco since December 31, 1996 and all RPT customers of Bronco. None of such customers has canceled or substantially reduced service or has given notice that it intends to cancel or substantially reduce service. Neither Bronco nor any of its officers, employees or agents has engaged in transactions or relationships with customers or representatives of customers that constitute breaches of Bronco's corporate policies or, to the knowledge of the Shareholders, breaches of such customers' corporate policies, including policies relating to transactions or relationship with vendors.

     3.15 Labor Relations; Employees.  There are no labor strikes, disputes,
          --------------------------
slow downs, work stoppages or other labor troubles or grievances pending or, to the Shareholders' knowledge, threatened against Bronco. No unfair labor practice complaint before the National Labor Relations Board, no charges pending before the Equal Employment Opportunity Commission and no complaint, charge or grievance of any nature before any similar or comparable Governmental Authority, in any case relating to Bronco or the conduct of its business, is pending or, to the knowledge of the Shareholders, threatened. Bronco has not received notice, nor has any knowledge, of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct any investigation of or relating to such corporation or the conduct of its Business. To the knowledge of the Shareholders, no officer or key employee of Bronco, has any plan to terminate his or her employment with Bronco. Schedule 3.15 is a true and correct list of all employees of Bronco as of Balance Sheet Date, by job classification, their respective rates of compensation and all perquisites provided to each such employee (i.e., company car, etc.).
                                ----

     3.16 Legal Proceedings.  Except as set forth on Schedule 3.16 hereto, there
          -----------------
are no Actions (whether or not purportedly on behalf of Bronco) pending or, to the knowledge of the Shareholders, threatened against Bronco or any of its properties, rights or Business. No Action involving negligence or strict liability has ever been instituted or, to the knowledge of the Shareholders, threatened against Bronco. Bronco is not in default with respect to any order, writ, injunction or decree of any Governmental Authority. None of the Actions referred to on Schedule 3.16, individually or in the aggregate, will have a Material Adverse Effect on Bronco.

     3.17 Orders, Decrees, Etc.  There are no orders, decrees, injunctions,
          --------------------
rulings, publications, decisions, directives, consents, pronouncements or regulations of any court or any

Governmental Authority issued against, or, to the knowledge of the Shareholders, binding on, Bronco which do or may affect, limit or control Bronco's method or manner of doing business, except for laws, statutes, ordinances, orders and regulations that affect all similarly situated businesses.

     3.18 Compliance With Law; Permits and Licenses.
          -----------------------------------------
          (a) Bronco has complied and is in compliance with all Laws of any Governmental Authority applicable to it, and to its assets, property and its operations, including, without limitation, Laws relating to zoning, building codes, licensing, permits, antitrust, occupational safety and health, environmental protection and conservation, water or air pollution, toxic and hazardous waste and substance control, consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and withholding and social security taxes, other than any failure to comply that, individually or in the aggregate, will not result in any Material Liability or have a Material Adverse Effect on Bronco.

          (b) Bronco presently holds all the permits, licenses and franchises that are necessary for or Material to its current and known future use, occupancy or operation of its assets or properties or the conduct of the Business; and no notice of violation of any applicable zoning regulations, ordinances or other similar Laws binding on Bronco with respect to its assets, properties or business has been received by Bronco, the Shareholders or any of their agents or affiliates. Schedule 3.18(b) lists all permits, licenses and franchises held by Bronco.

          (c) Bronco has not violated nor is alleged to have violated, nor is in violation of, any Environmental Law, nor has released, treated, stored, disposed of or transported, or arranged or contracted for the release, treatment, storage, disposal or transportation of any Hazardous Substance in violation of any Environmental Law. There are no Hazardous Substances located at, in, on, within or under the surface of Bronco's assets, properties or Facilities in Material violation of applicable Environmental Law. Other than as set forth on Schedule 3.18(c) hereto, neither the Shareholders nor Bronco has received, or has any knowledge of, any request for information, notice of claim, demand, lawsuit, action or other notification from any Governmental Authority or any third party that they or it may be responsible for any threatened or actual release of Hazardous Substances, or be in violation of or in noncompliance with any Environmental Law, and neither the Shareholders nor Bronco is subject to any agreement, consent, decree, administrative order, notice or enforcement action brought under any Environmental Law. For purposes of this paragraph 3.18(c), "Environmental Law" means any applicable Federal, state, local or Indian law, rule, regulation, ordinance, program, permit, guidance, order, consent, decree or notice of violation pertaining to the protection of natural resources, the environment and the health and safety of employees and the general public; and "Hazardous Substances" means any material, chemical, compound, mixture, substance or waste which is regulated by any Governmental Authority having jurisdiction over any premises, including, but not limited to (a) any oil or petroleum compounds, flammable substances, explosives, radioactive materials or any other materials or pollutants which pose a hazard to the premises or to any persons on or about the premises or which cause premises to be in violation of any legal requirements, (b) asbestos, (c) polychlorinated biphenyls, (d) and any materials or substance designated as hazardous substances, pursuant to Section 311 of the Clean Waters Act,

33 USC Section 1251, (e) economic poison as defined in the Federal Insecticide, Fungicide and Rodenticide Act. 7 USC Section 135, (f) new chemical substance or mixture pursuant to 3, 6, 7 of the Toxic Substance Control Act, 15 USC Section 2601, (g) hazardous substances pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act 42 USC Section 9601 and
(h) hazardous substances pursuant to section 1004 of Resource Conservation and Recovery Act, 42 USA Section 6901.

          (d) Except as set forth on Schedule 3.18(d), there is not now and has not been at any time in the past any underground or above-ground storage tank or pipeline at any Facility where the installation, use, maintenance, repair, testing, closure or removal of such tank or pipeline was not in compliance with all Environmental Law and there has been no release from or rupture of any such tank or pipeline, including without limitation any release from or in connection with the filling or emptying of such tank.

     3.19 Changes Since December 31, 1996.  Except as set forth on Schedule 3.19
          -------------------------------
hereto, since December 31, 1996, Bronco has not (i) incurred any Liability, except current liabilities in the ordinary course of business consistent with past practice and Liabilities incurred under Contracts entered into in the ordinary course of business consistent with past practice; (ii) discharged or satisfied any Lien or paid any Liability, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice; (iii) sold or transferred any Material assets or written off any accounts receivable, except in the ordinary course of business; (iv) mortgaged, pledged or subjected to any other Lien of its assets or properties, other than Liens reflected on the

Balance Sheet or as set forth on Schedule 3.9; (v) suffered any losses or waived any rights of substantial value; (vi) granted any bonuses or commissions or increased the compensation payable to any of its employees, directors or officers or increased the aggregate payment of any fees except for customary bonuses and regular salary increases made in accordance with Bronco's past practices as summarized on Schedule 3.19 or in accordance with the employee benefit plans described on Schedule 3.22; (vii) made any loans to any individuals, firms, corporations or other entities; (viii) declared, made, set aside or paid any dividend, distribution or payment on, or any purchase or redemption of, any Shares or any commitment therefor, other than as described on
Schedule 3.19; (ix) made any Material change in any method of accounting (for book or tax purposes), or (x) entered into any transaction not in the ordinary course of business or agreed (whether or not in writing) to do any of the foregoing. From January 1, 1997, the Business of Bronco has been operated only in the regular and ordinary course consistent with past practice.

     3.20 No Material Adverse Change.  Since December 31, 1996, there has not
          --------------------------
been any Material adverse change in the condition (financial or otherwise), Business, prospects of the Business as currently conducted, or operations, of Bronco, nor has there been any damage, destruction or loss to property owned by Bronco, whether or not covered by insurance, that, individually or in the aggregate, has or will have a Material Adverse Effect on the assets or Business of Bronco.

     3.21 Capital Projects and Expenditures.  All capital expenditures of Bronco
          ---------------------------------
since June 30, 1997, are listed on Schedule 3.21 hereto. In addition, all capital projects and capital expenditures (including any leases capitalized in accordance with GAAP) committed for or undertaken by Bronco that have not been completed by the Closing Date as well as the terms of any and all financing arranged in connection therewith and details for payments, if any, made with respect thereto, are set forth on Schedule 3.21 hereto, which also describes all capital commitments of Bronco that will survive the Closing. Except as set forth on such Schedule 3.21, from June 30, 1997, to the date hereof, Bronco has not made any additional expenditures or additional commitments for capital expenditures.

     3.22 Employee Benefits.
          -----------------
          (a) Except for the plans of Bronco set forth on Schedule 3.22 hereto (the "Plans"), neither Bronco nor any of its ERISA Affiliates maintains or contributes to or has any liability with respect to any "employee benefit plan" as that term is defined in Section 3(3) of ERISA, or any other bonus, incentive, compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, vacation, holiday, fringe benefit, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff or consulting plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated). True and complete copies of all the Plan documents and summary plan descriptions have been furnished to Buyer (along with all related trust agreements, insurance contracts or other funding agreements which implement each Plan, and all other documents, records or other materials related thereto reasonably requested by Buyer).

          (b) With respect to each Plan, the requirements of ERISA, the Code (including, without limitation Part 6 of Subtitle B of Title I of ERISA and Sections 105(h) and

4980B of the Code) and all other applicable laws have been fulfilled in all respects, and copies of all filings with the Internal Revenue Service and the Department of Labor or other applicable Governmental Authority for the three most recent plan years for the Plans have been furnished to Buyer. No written or oral representations have been made to any employee or former employee of Bronco promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under Section 4980B of the Code).

          (c) Neither Bronco nor any ERISA Affiliate has ever (i) maintained or contributed to any plan subject to Section 412 of the Code and Section 302 of ERISA or (ii) contributed to any "multi-employer plan," as such term is defined in Section 3(37) of ERISA, and neither Bronco nor any ERISA Affiliate has effected either a "complete withdrawal" or a "partial withdrawal," as those terms are defined in Sections 4203 and 4205, respectively, of ERISA, from any such multi-employer plan.

          (d) Except as set forth on Schedule 3.22 hereto, at the Balance Sheet Date and at the date hereof, there was no bonus, profit sharing, incentive, commission or other compensation of any kind with respect to work done prior to the Balance Sheet Date or the date hereof due to or expected by present or former employees of Bronco not paid prior to such date or, with respect to compensation for work done prior to the Balance Sheet Date, not fully accrued on the Balance Sheet.

          (e) Each Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) meets the requirements of a "qualified plan" under
Section 401(a) of the

Code in form and in operation, and such Plan, and each trust (if any) forming a part thereof, has received a favorable determination letter, or a favorable determination letter has been applied for, from the Internal Revenue Service as to the qualification under the Code of such Plan and the tax-exempt status of such related trust, and nothing has occurred since the date of such determination letter, or request therefor, that could reasonably be expected to adversely affect the qualification of such Plan or the tax-exempt status of such related trust.

          (f) There are no unfunded liabilities existing under any Plan, and, subject to compliance with applicable notice requirements under ERISA and state laws, each Plan could be terminated promptly following the Closing Date with no liability to Buyer, Bronco, any ERISA Affiliate or any Person that is under common control, or is treated as a single employer, with Buyer under Section 414 of the Code or ERISA Section 4001.

          (g) With respect to each Plan (i) there have been no non-exempt prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code, (ii) no fiduciary (as defined in Section 3(21) of ERISA) has liability for breaching of fiduciary duty or any other failure to act or comply in connection with the administration or investment of assets in such Plan, and
(iii) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or, to the knowledge of the Shareholders, threatened, and the Shareholders have no knowledge of any facts that would give rise to or could reasonably be expected to give rise to any such actions, suits or claims.

     3.23 Governmental Approvals.  To the knowledge of the Shareholders, no
          ----------------------
governmental authorization, approval, order, license, permit, franchise or consent and no registration, declaration or filing by Bronco or the Shareholders with any Governmental Authority is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     3.24 Tax Matters.
          -----------
          (a) Bronco (the "Taxpayer") has duly and timely filed all Returns required to be filed by it. Bronco is not currently the beneficiary of any extension of time within which to file any Return. No claim has ever been made by an authority in a jurisdiction where Bronco does not file Returns that it is or may be subject to taxation by that jurisdiction. All Returns filed by the Taxpayer were correct and complete in all respects. The Taxpayer has paid in full all Taxes (whether or not shown on a Return) required to be paid by the Taxpayer before such payment became delinquent. Bronco has made adequate provision in the Financial Statements, in conformity with GAAP, for the payment of all accrued Taxes not yet payable as of the respective dates of such Financial Statements. All Taxes that the Taxpayer has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly and timely paid to the proper taxing authority.

          (b) There are no audits, inquiries, investigations or examinations relating to any of the Taxpayer's Returns pending or threatened, and there are no claims that have been or may be asserted relating to any of the Taxpayer's Returns filed for any year which if determined adversely would result in the assertion by any Governmental Authority of any Tax deficiency against the Taxpayer. There have been no waivers or extensions of statutes of limitations with respect to Taxes by the Taxpayer, or any agreements to extend the time with respect to a Tax assessment or deficiency.

          (c) Bronco is not a party to any tax-sharing Contract or similar arrangement with any Person. Bronco has not made a disclosure on a Return pursuant to Code Section 6662(d)(2)(B)(ii) and the Regulations thereunder.

          (d) Bronco has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Shareholders or other third party.

          (e) Bronco has not been a member of an affiliated group filing consolidated Federal income tax returns, or has any liability for Taxes of any other person under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (f) Bronco has not filed a consent under Code Section 341(f) concerning collapsible corporations.

          (g) Bronco is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G.

     3.25 Insurance Coverage.  Schedule 3.25 hereto describes each insurance
          ------------------
policy (specifying the insured, the insurer, the amount of coverage, the type of insurance, the policy number, the expiration date, the annual premium, and any pending claims thereunder) maintained by Bronco. Bronco is not in default in any Material respect with respect to any provisions contained in any such insurance policy, and has not failed to give any notice or present any presently existing Material claims under any such insurance policy in due and timely fashion.

      3.26  Preservation of Property.  Between October 8, 1997 and the Closing
            ------------------------
Date, without Buyer's express prior written consent, Bronco shall not sell, assign, transfer, mortgage, hypothecate, or otherwise dispose of or encumber any of the assets of Bronco except for the disposition of Inventory in the ordinary
course of business.   Buyer agrees that Buyer will not unreasonably withhold
written consent to a particular change and/or replacement of property necessary for Bronco either (i) to perform Bronco's obligations under this Agreement, or
(ii) to conduct the operation of the Business between October 8, 1997 and the Closing Date, provided that such change or replacement does not adversely affect the nature or quality or value of the assets being purchased by Buyer hereunder.

      3.27  Accounts Receivable.  Schedule 3.27 lists the accounts receivable as
            -------------------
of October 17, 1997. Accounts receivable reflected in the Balance Sheet, and all accounts receivable arising since the Balance Sheet Date, represent bona fide claims of Bronco against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts receivable were delivered or performed in accordance with the applicable orders, Contracts or customer requirements.

      3.28  Representations and Warranties.  The representations and warranties
            ------------------------------
contained in this Section 3 do not contain any untrue statement of a fact or, to the knowledge of the Shareholders, omit to state a fact necessary in order to make the statements made not misleading.

There are no other facts or circumstances known to the Shareholders not disclosed herein that may have a Material Adverse Effect on the value of Bronco's assets or Business prospects.

      SECTION 4.  Representations and Warranties of Buyer.  Buyer warrants and
                  ---------------------------------------
represents to and agree with the Shareholders as follows:

     4.1  Good Standing.  Buyer is a corporation duly organized, validly
          -------------
existing and in good standing under the laws of Delaware.

     4.2  Authorization.  The execution and delivery of this Agreement and the
          -------------
consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer, and all other corporate action of Buyer, including all authorizations and ratifications, necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been taken. This Agreement constitutes a binding obligation of Buyer, enforceable against Buyer in accordance with its terms. No consent of any lender, trustee or security holder of Buyer, Buyer or any other Person is required for Buyer to enter into and deliver this Agreement and to consummate the transactions contemplated hereby.

     4.3  Representations and Warranties.  The representations and warranties of
          ------------------------------
Buyer contained in this Agreement, do not contain any untrue statement of a fact or omit to state a fact necessary in order to make the statements made not misleading.

      4.4 Governmental Approvals.  No governmental authorization, approval,
          ----------------------
order, license, permit, franchise or consent and no registration, declaration or filing by Buyer with any

Governmental Authority is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     SECTION 5.  Conditions of Buyer's Obligations to Close.  The obligations of
                 ------------------------------------------
Buyer under this Agreement are, at the option of Buyer, subject to the conditions set forth below, which conditions may be waived by Buyer without releasing or waiving any of its rights hereunder.

     5.1  Agreements and Conditions.  On or before the Closing Date, the
          -------------------------
Shareholders shall have complied with and duly performed all agreements and conditions on their part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date.

     5.2  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Shareholders contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be materially true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     5.3  No Legal Proceeding.  No Action shall have been instituted or
          -------------------
threatened to restrain or prohibit the acquisition by Buyer, and on the Closing Date there are no Actions pending or threatened against the Shareholders or Bronco that involve a demand for any judgment or Liability, whether or not covered by insurance, and that may result in any Material Adverse Effect on Bronco.

     5.4  Deliveries.  Buyer shall have received the deliveries to be made by
          ----------
the Shareholders pursuant to Section 7.

     5.5  Legal Opinion.  Buyer shall have received the favorable opinion of
          -------------
Sherman & Howard LLC substantially in the form of Exhibit A attached hereto.

      SECTION 6.  Conditions of the Shareholders' Obligation to Close.  The
                  ---------------------------------------------------
obligations of the Shareholders under this Agreement are, at the option of the Shareholders, subject to the following express conditions, which conditions may be waived by the Shareholders without releasing or waiving any of the rights hereunder.

     6.1  Agreements and Conditions.  On or before the Closing Date, Buyer shall
          -------------------------
have complied with and duly performed all of the agreements and conditions on its part required to be complied with or performed pursuant to this Agreement on or before the Closing Date.

     6.2  Representations and Warranties.  The representations and warranties of
          ------------------------------
Buyer contained in this Agreement, or otherwise made in writing in connection with the transactions contemplated hereby, shall be materially true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     6.3  Deliveries.  The Shareholders shall have received the deliveries to be
          ----------
made by Buyer pursuant to Section 8.

     6.4  No Legal Proceeding.  No action shall have been initiated or
          -------------------
threatened to restrain or prohibit the acquisition by Buyer and on the Closing Date there are no actions pending or threatened against or affecting Buyer that involve a demand for any judgment or liability, whether or not covered by insurance, and that may result in any Material Adverse Effect on Buyer.

      6.5  Legal Opinion.  The Shareholders shall have received the favorable
           -------------
opinion of Holme Roberts & Owen LLP, dated the Closing Date, and in form and substance reasonably satisfactory to the Shareholders, to the effect that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Buyer, that this Agreement constitutes the valid and binding obligation of Buyer and that Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware.

     SECTION 7.  Deliveries of the Shareholders on the Closing Date.  The
                 --------------------------------------------------
Shareholders agree to deliver to Buyer on the Closing Date the following:

     7.1  Stock Certificates.  Certificates representing all of the Shares being
          ------------------
acquired by Buyer hereunder, duly endorsed in blank for transfer or with appropriate stock powers duly executed in blank.

     7.2  Corporate Records.  The stock books, minute books and corporate seal
          -----------------
of Bronco.

     7.3  Resignations.  Written resignations of Bronco's directors and
          ------------
officers.

     7.4  Consents.  All consents required in connection with the execution and
          --------
delivery of this Agreement and the transactions contemplated hereby.

     7.5  Possession of Assets.  Possession of the assets and properties of
          --------------------
Bronco held by the Shareholders.

      7.6 Pay Off Letters.  The pay off letters, in the form attached hereto,
          ---------------
from those creditors of Bronco listed on Schedule 7.6.

      7.7 Lease Agreement.  The Lease Agreement in the form attached as Exhibit
          ---------------
B.

      7.8  Legal Opinion.  The legal opinion of Sherman & Howard LLC, as
           -------------
described in Section 5.5.

      7.9 Employment and Consulting Agreements.  The Employment Agreements for
          ------------------------------------
John R. Lupinsky, Thomas J. Malone and Jim Lawrence in the form of Exhibits C, D and E hereto, respectively, and the Consulting Agreement for Jim Lawrence in the form of Exhibit F hereto, which are all guaranteed by Buyer.

      7.10  Release from Broker.  The release, non-disclosure and
            -------------------
confidentiality agreement of Grand Teton Acquisitions in the form of Exhibit G hereto.

     7.11 Termination of Shareholders' Agreement.  The Termination of Bronco
          --------------------------------------
Shareholders Agreement dated July 18, 1996.

     SECTION 8.  Deliveries of Buyer on the Closing Date.  Buyer agrees to
                 ---------------------------------------
deliver to the Shareholders, on the Closing Date the Purchase Price described in
Section 2.2, the Employment and Consulting Agreements in the form of Exhibits C, D E and F the Lease Agreement in the form of Exhibit B hereto, and the legal opinion of Holme Roberts & Owen LLP as described in Section 6.5.

     SECTION 9.  Additional Covenants.
                 --------------------

      9.1 Cooperation of Buyer and the Shareholders.  The Shareholders shall
          -----------------------------------------
cooperate with Buyer, and the Shareholders shall use all reasonable efforts to have the officers, directors and other employees of Bronco cooperate with Buyer, at Buyer's request and expense, after the Closing, in furnishing information, evidence, testimony and other assistance in connection with any Actions involving the Shareholders and Bronco and based upon Contracts or acts of Bronco which were in effect or occurred on or prior to the Closing.

     Buyer and the Shareholders shall each cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation or other Action, or the preparation of Returns with respect to Taxes or other matters relating to the period prior to the Closing Date, at the Shareholders' cost. Such cooperation shall include the retention and (upon the other party's reasonable request) the provision of records and information, including work papers of Bronco and its independent auditors, but excluding records and information that are protected by recognized professional privilege, related to tax periods on or prior to the Closing Date, which are reasonably relevant to any such audit, litigation or other Action, or any Returns, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and the Shareholders agree (i) to retain all books and records with respect to Tax matters pertinent to Bronco relating to the six-year period (or portion thereof) prior to the Closing, and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, Buyer or the Shareholders, as the case may be, shall allow the other party to take possession of such books and records.

     The Shareholders agree that for a period of three months after the Closing Date they will, upon the written request of Buyer and at Buyer's expense, visit (either alone or with a representative of Buyer, at Buyer's option), any of Bronco's customers who have declined or ceased, or whom Buyer concludes may decline or cease, to rent or buy Equipment or Inventory formerly provided by the Bronco and attempt to persuade any such customer to continue to rent or buy from Buyer.

      9.2 Further Assurances of the Shareholders and Buyer.  The Shareholders
          ------------------------------------------------
agree at any time and from time to time after the Closing, upon the request of Buyer, to do, execute, acknowledge and deliver, or to cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, powers of attorney and assurances as may be required and to carry out the terms and conditions of this Agreement. The Bronco shall prepare, at its sole cost and expense, all short year federal, state and local Returns required by law for Bronco for the short year ending with the day of the Closing. Each such return shall be prepared by Bronco's accountants, and shall be delivered to Buyer, together with all necessary supporting schedules, within 75 days following the Closing, for its approval (but such approval shall not relieve the Shareholders of their responsibility for the Taxes and other amounts that may be assessed under these returns).

     Buyer shall cause such returns to be timely filed with the appropriate authorities. Bronco shall be entitled to receive all refunds shown on such returns and any such refunds received by Bronco shall be remitted to the Shareholders within five days of receipt unless otherwise previously credited to the Shareholders. The Shareholders shall be responsible for any and all assessments or deficiencies that may be due or become due in connection with the short period set forth above. The Shareholders shall have the right to examine all of the books and records of Bronco necessary to determine the items of income, loss, deduction and credit accrued or paid allocable to such short year return period.

     Buyer shall remit to the Shareholders from time to time (but in no event less frequently than in two-week intervals), in accordance with their Proportionate Shares, amounts collected by Buyer attributable to all accounts receivable more than 89 days old on the Closing Date. Buyer shall also distribute to the Shareholders, at their request, all accounts receivable less than 90 days old on the Closing Date that Buyer is unable to collect within 90 days after the Closing Date.

     9.3  Non-Competition Covenant.  The Shareholders covenant for themselves
          ------------------------
and their Affiliates that neither they nor their Affiliates shall engage, directly or indirectly (whether as owner, partner, shareholder or investor (other than a holder of less than 5% of the shares of a public company), or joint venturer, manager, investor (which shall include any gift), advisor, consultant or otherwise), in the business of equipment rental or sales and any related businesses for a period of five years after the Closing Date in the State of Colorado except as an employee of Buyer or any Affiliate of Buyer, or
such other manner as Buyer shall consent to in writing.   The Shareholders
covenant for themselves and any of their Affiliates that for a period of five years from and after the Closing Date neither they nor their Affiliates shall directly or indirectly induce or solicit, or directly or indirectly aid or assist any other Person to induce or solicit, any Person who is (or within the prior twelve months had been) an employee, salesman, agent, consultant, distributor, representative, advisor, customer or supplier of Bronco to terminate that Person's employment or business relations with such corporation.

     If any provision of this covenant is deemed invalid in whole or in part, it shall be curtailed, whether as to time, geographical area, scope of activity or otherwise, as and to the extent required for its validity under applicable law and, as so curtailed, shall be enforceable.

The Shareholders acknowledge that this Section 9.3 and their and their Affiliates' obligations hereunder are a material inducement and condition to Buyer's entering into this Agreement. In the event of a breach or threatened breach of this paragraph, Buyer shall be entitled to an injunction restraining such breach; however, nothing herein shall be construed as prohibiting Buyer from pursuing any remedy available to Buyer as a result of such breach or threatened breach.

     9.4  No Disparagement.  For the period of the covenant not to compete set
          ----------------
out in Section 9.3, the Shareholders covenant for themselves and their Affiliates, and Buyer covenants for itself and its Affiliates, that neither party nor its Affiliates shall disparage the other party or its Affiliates. As used in this section "disparage" shall include, in addition to its common law meaning, negative comments concerning Buyer's or any of its Affiliates', Bronco's or any of its Affiliates', or the Shareholders' or their Affiliates', past, present or future business ethics or management decisions, or the quality or effectiveness of their goods or services.

     9.5  Code Section 338(h)(10) Election.  At Buyer's option, the Shareholders
          --------------------------------
will join with Buyer in making an election under Code Sections 338(g) and 338(h)(10) (and any corresponding elections under state, local or foreign tax law) (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of Bronco. In connection therewith, the Shareholders shall cooperate in executing and filing all returns, reports, documents or elections required to be executed and filed. Buyer covenants and agrees to indemnify and hold the Shareholders harmless from any and all Taxes incurred by the Shareholders as a result of making the Section 338(h)(10) Election with an estimate of such costs to be submitted upon such election, and any incremental costs for accounting and tax preparation services related to such election. Such Taxes shall be determined by comparing the Taxes incurred by the Shareholders from the transactions contemplated by this Agreement after making the Section 338(h)(10) Election to the Taxes that would have been incurred by the Shareholders from the transactions contemplated by this Agreement if the Section 338(h)(10) Election had not been made.

     SECTION 10. Indemnification.
                 ---------------

      10.1  Indemnification by the Shareholders.  The Shareholders agree to
            -----------------------------------
indemnify Buyer and every Affiliate of Buyer against and hold them harmless from any and all Damages that Buyer or any Affiliate of Buyer may sustain at any time by reason of:

          (a) the breach or inaccuracy (or alleged breach or inaccuracy) of, or failure to comply with (or alleged failure to comply with), any of the warranties, representations, covenants or agreements of Bronco or the Shareholders contained in this Agreement or in the exhibits or schedules hereto. As used in this Agreement, the terms "alleged breach or inaccuracy" or "alleged failure to comply with" shall only apply to allegations by parties other than Buyer or its Affiliates as to such matters;

          (b) any abatement order, compliance order, consent order, clean-up order or exhumation order or potentially responsible party notification against Bronco arising out of any act of Bronco or shareholder, officer, director, employee, predecessor, consultant or agent of Bronco occurring on or prior to the Closing Date;

          (c) any act or omission of Bronco, or any shareholder, officer, director, employee, predecessor, consultant or agent of Bronco, occurring on or prior to the Closing Date.

     Notwithstanding the above provisions of this Section 10.1, except for matters described in Sections 3.4, 3.18(c), 3.24 and 9.1 through 9.4, matters involving fraud and those matters concerning which Buyer has provided notice to the Shareholders hereunder of a possible claim under this Section 10.1 within three years after the Closing Date, Buyer's right of indemnification hereunder shall terminate three years after the Closing Date. In addition, with respect to any matter for which Buyer is entitled to indemnity hereunder, Buyer shall not be entitled to be indemnified unless and until, and only to the extent that, the amount of all claims for indemnity shall exceed $100,000 in the aggregate.

     10.2 Indemnification by Buyer.  Buyer agrees to indemnify and hold the
          ------------------------
Shareholders and every Affiliate of the Shareholders harmless from and against any and all Damages that the Shareholders or any Affiliate of the Shareholders may sustain at any time by reason of the breach or inaccuracy (or alleged breach or inaccuracy) of, or failure to comply with (or alleged failure to comply with) any warranties, representations, conditions, covenants or agreements of Buyer contained in this Agreement or in any exhibit or schedule hereto, or for any acts or omissions of Buyer after the Closing Date. Buyer further agrees to indemnify and hold the Shareholders harmless from any and all taxes, penalties, interests and professional fees incurred by the Shareholders as a result of a change of Bronco's method of accounting for RPT's for federal income tax or financial accounting purposes.

     10.3 Procedures for Third Party Indemnification.  In those instances in
          ------------------------------------------
which a third party claim is asserted against any party hereto, or any party hereto is made a party defendant in any action or proceeding, and such claim, action or proceeding involves a matter that is the subject of this indemnification, then such party (an "Indemnified Party") shall give written notice to the other party hereto (the "Indemnifying Party") of such claim, action or proceeding, and such Indemnifying Party shall have the right to join in the defense of said claim, action or proceeding at such Indemnifying Party's cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken, and if the Indemnified Party is reasonably assured of the Indemnifying Party's ability to satisfy such agreement, then at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, action or proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, action or proceeding at its own cost and expense.

          10.4  Right of Set Off.  In addition to any other rights Buyer has
                ----------------
under this paragraph 10 or elsewhere in this Agreement to indemnification or recoupment, the Shareholders agree that Buyer is entitled to set off any amounts it may owe the Shareholders under this Agreement or any Exhibits hereto, or any other amounts owed to the Shareholders by Buyer, including amounts owed under
Section 2.2, against such claims for indemnity or recoupment. Such right of set off may be exercised by Buyer at the time a claim for indemnity or recoupment is made by Buyer. In the event such claim is contested by the Shareholders, and the final resolution of the claim results in a reduction or elimination of such claim, Buyer shall pay to the Shareholders the amount by which the claim is reduced (limited by the amount of the set off applied against such claim) plus interest on such amount at an annual rate equal to the prime rate as announced from time to time by Buyer's primary lender.

     SECTION 11.  Survival of Representations; Effect of Certificates.  The
                  ---------------------------------------------------
parties hereto agree that, subject to the restrictions on Buyer's indemnification rights under Section 10 hereof, all representations, warranties, covenants and agreements contained herein or in any instrument or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall survive the consummation of the transactions contemplated hereby.

     SECTION 12.  Brokerage Indemnity.    Buyer, on the one hand, and the
                  -------------------
Shareholders, on the other hand, each represent to the other that no broker or finder has been involved with any of the transactions relating to this Agreement, except that the Shareholders have retained Grand Teton Acquisitions, at their sole cost and expense. In the event of a claim by any other broker or finder that such broker or finder represented or was retained by the Shareholders on the one hand, or Buyer, on the other hand, (or in the event Grand Teton Acquisitions makes any claim against Buyer), in connection herewith, the Shareholders or Buyer, as the case may be, agree to indemnify and hold the other harmless from and against any and all loss, liability, cost, damage, claim and expense, including, without limitation, attorneys' fees and disbursements, which may be incurred in connection with such claim.

     SECTION 13.  Notices.  All notices, requests, demands and other
                  -------
communications provided for by this Agreement shall be in writing and shall be deemed to have been given when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service or three business days after being mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice:

                                   To Bronco or the Shareholders:

                                   Jim Lawrence
                                   c/o Bronco Hi-Lift Inc.
                                   12600 E. 38th Avenue
                                   Denver, CO 80239
                                   Telecopier:

                                           - copy to -

                                   Sherman & Howard LLC
                                   633 Seventeenth Street
                                   Suite 3000
                                   Denver, Colorado 80202
                                   Attention:  James McMaster
                                   Telecopier:  (303) 298-0940

                                   To Buyer:

                                   United Rentals, Inc.
                                   Four Greenwich Office Park
                                   Greenwich, Connecticut 06830
                                   Attention:  John N. Milne, Vice Chairman
                                   Telecopier:  (203) 622-6080

                                           - copy to -

                                    Oscar D. Folger, Esq.
                                    521 Fifth Avenue
                                    New York, New York 10175
                                    Telecopier:  (212) 697-9570

                                            - and -

                                    Holme Roberts & Owen LLP
                                    1700 Lincoln, Suite 4100
                                    Denver, Colorado 80203
                                    Attention:  Thomas A. Richardson, Esq.
                                    Telecopier:  (303) 866-0200

provided, that any notice of change of address shall be effective only upon receipt.

     SECTION 14. Termination.
                 -----------
     14.1 This Agreement may be terminated at any time prior to the Closing by any of the following:

          (a) By mutual written agreement of Buyer and the Shareholders;

          (b) By either Buyer or the Shareholders, if the Closing has not occurred by 11.59:00 p.m., October 31, 1997, upon written notice by such terminating party, provided that at the time such notice is given a material breach of this Agreement by such terminating party shall not be the reason for the Closing's failure to occur;

          (c) Subject to the provisions of Section 14.2, by Buyer, by written notice to the Shareholders, if there has been a material violation or breach of any of the Shareholders' covenants or agreements made herein or in connection herewith or if any representation or warranty of the Shareholders made herein or in connection herewith proves to be materially inaccurate or misleading with respect to Bronco, taken as a whole; or

          (d) Subject to the provisions of Section 14.2, by the Shareholders, by written notice to Buyer, if there has been a material violation or breach of any of Buyer's covenants or